Registration No. 333-51225


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 1

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                          THE PROCTER & GAMBLE COMPANY
               (Exact name of issuer as specified in its charter)

            OHIO                                              31-0411980
(State of Incorporation)                                   (I.R.S. Employer
                                                            Identification No.)


ONE PROCTER & GAMBLE PLAZA, CINCINNATI, OHIO                         45202
     (Address of Principal Executive Offices)                      (Zip Code)



           THE PROCTER & GAMBLE UK MATCHED SAVINGS SHARE PURCHASE PLAN
                            (Full title of the Plan)

                           Sharon E. Abrams, Secretary
                          The Procter & Gamble Company
                           One Procter & Gamble Plaza
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 983-7854
          (Telephone number, including area code, of agent for service)

                                                                 Total Pages = 2
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Reduction in the number of shares of Common Stock of The Procter & Gamble
Company registered under Registration Statement No. 333-51225.

                                     SUMMARY

The Procter & Gamble Company suspended The Procter & Gamble UK Matched Savings Share Purchase Plan on October 1, 2002, and the last shares were granted under the Plan on or before September 30, 2002. Of the 288,000 shares registered on Registration Statement, Form S-8, No. 333-51225, all shares had been granted by September 30, 2002. Therefore, the undersigned agent for service hereby deregisters the following amount of securities registered on the aforesaid Registration Statements:

         Shares of the Common Stock of     -0- shares
         The Procter & Gamble Company

This leaves 0 shares of the Common Stock of The Procter & Gamble Company currently registered under Registration Statement, Form S-8, No. 333-51225.

In accordance with Rule 478(a)(4), as agent for service I have signed this amendment to the Registration Statement on the date set below my name.


/S/ SHARON E. ABRAMS
-----------------------------------
Sharon E. Abrams, Secretary
June 24, 2003